UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 27, 2002

                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                          13-4051167
 (State or other jurisdiction of                             (IRS Employer
 Incorporation or organization)                          Identification Number)

6001 Powerline Road, Ft. Lauderdale, FL                             33309
(Address of principal executive offices)                          (Zip Code)

                                 (954) 351-9833
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 25, 2002, pursuant to an Asset Purchase Agreement dated June 13, 2002 between the Registrant and Comworxx, Inc., a US mobile telematics solutions provider, the Registrant purchased all of the assets of Comworxx, Inc. for the issuance of $4,263,266 million of Tiger Telematics stock and the assumption of certain liabilities.

Comworxx, based in Sarasota FL, is an end-to-end telematics solution provider to the consumer automotive aftermarket. Its Port-IT(TM) product combines global positioning, mobile telecommunications, voice-recognition and web-based information into one integrated system and has attracted preliminary expressions of interest from several major United States retailers.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. It is impracticable to provide the financial statements relative to the acquired business described in Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the required financial statements as soon as possible, but no later than 60 days from the date of this filing.

(b) PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the pro forma financial information relative to the acquired business described in Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the require pro forma financial information as soon as practicable, but no later than 60 days from the date of this filing.


(c)       Exhibits.


(2)       Plan of Acquisition, Reorganization, Arrangement, Liquidation or
          Succession.

          The Asset Purchase Agreement among Tiger Telematics, Inc., Comworxx, Inc. and the Stockholders of Comworxx, Inc. dated June 13, 2002 is attached hereto as Exhibit 2.

(99)      Other

           The Press Release dated June 28, 2002 is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.



/S/                           Chief Executive Officer and Director June 27, 2002
Alvin J. Nassar


/S/                           Executive Vice President & Chief     June 27, 2002
Michael Carrender             Financial Officer (Principal Financial
                              and Accounting Officer)

(2)

                            ASSET PURCHASE AGREEMENT


                                  By and Among


                             TIGER TELEMATICS, INC.,

                              TT ACQUISITION CORP.,

                                 COMWORXX, INC.,

                                       And

                     CERTAIN STOCKHOLDERS OF COMWORXX, INC.



                               Dated June 11, 2002



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ARTICLE I     PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES............................1

    1.1       Sale and Purchase of the Assets.............................................1

    1.2       Excluded Assets.............................................................2

    1.3       Assumed Liabilities.........................................................2

    1.4       Retained Liabilities........................................................2

ARTICLE II    PURCHASE PRICE; CLOSING.....................................................2

    2.1       Purchase Price..............................................................2

    2.2       Tax-Free Reorganization.....................................................3

    2.3       Closing Time and Place......................................................3

    2.4       Transfer of Title to Acquired Assets; Assumption of Liabilities.............3

    2.5       Employees...................................................................3

    2.6       Proration of Expenses.......................................................3

    2.7       Collection of Assets........................................................3

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF TARGET....................................3

    3.1       Organization................................................................4

    3.2       Capitalization and Ownership................................................4

    3.3       Subsidiaries................................................................4

    3.4       Authorization and Enforceability............................................4

    3.5       No Conflict; No Violation of Laws or Agreements.............................4

    3.6       Financial Statements........................................................5

    3.7       No Undisclosed Liabilities..................................................5

    3.8       Brokerage...................................................................6

    3.9       Title to Assets; Liens......................................................6

    3.10      Trade Payables..............................................................6

    3.11      Accounts Receivable.........................................................6

    3.12      Contracts...................................................................6

    3.13      Employee Benefit Plans......................................................7

    3.14      Labor Relations; Employees..................................................7

    3.15      Regulatory Actions or Investigations........................................7

    3.16      Copies of Documents.........................................................7

    3.17      Taxes.......................................................................7

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    3.18      Inventory...................................................................8

    3.19      Absence of Certain Changes..................................................8

    3.20      Intellectual Property......................................................10

    3.21      Trade Secrets and Customer Lists...........................................10

    3.22      Litigation.................................................................11

    3.23      Compliance with Laws.......................................................11

    3.24      Product Warranty...........................................................11

    3.25      Product Liability..........................................................12

    3.26      Powers of Attorney.........................................................12

    3.27      Authorizations.............................................................12

    3.28      Transactions with Interested Persons.......................................12

    3.29      Hazardous Materials; Environmental Compliance; Disclosure of Environmental
              Information................................................................12

    3.30      Backlog....................................................................13

    3.31      Customers, Distributors and Independent Sales Representatives..............13

    3.32      Disclosure of Material Information and Potentially Adverse Developments....13

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.............................14

    4.1       Organization...............................................................14

    4.2       Authorization and Enforceability...........................................14

    4.3       No Conflict; No Violation of Laws or Agreements............................14

    4.4       Consents...................................................................14

    4.5       Brokerage..................................................................15

    4.6       Investment Representations and Warranties..................................15

ARTICLE V     REPRESENTATION AND WARRANTIES OF BUYER AND TIGER...........................16

    5.1       Organization...............................................................16

    5.2       Capitalization and Ownership...............................................16

    5.3       Subsidiaries...............................................................17

    5.4       Authorization and Enforceability...........................................17

    5.5       No Conflict; No Violation of Laws or Agreements............................17

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    5.6       Consents...................................................................17

    5.7       Financial Statements.......................................................17

    5.8       No Undisclosed Liabilities.................................................18

    5.9       Litigation and Claims......................................................18

    5.10      Brokers....................................................................18

    5.11      Truth and Accuracy of Disclosures..........................................18

ARTICLE VI    PRE-CLOSING COVENANTS OF TARGET AND STOCKHOLDERS...........................18

    6.1       Conduct of Business........................................................18

    6.2       Authorization from Others..................................................19

    6.3       Breach of Representations and Warranties...................................19

    6.4       Consummation of Agreement..................................................20

    6.5       Confidentiality............................................................20

    6.6       No Solicitation of Other Offers............................................20

    6.7       Access, Information, and Documents.........................................20

ARTICLE VII   PRE-CLOSING COVENANTS OF TIGER AND BUYER...................................20

    7.1       Consummation of Agreement..................................................20

    7.2       Confidentiality............................................................21

    7.3       Authorization from Others..................................................21

    7.4       Breach of Representations and Warranties...................................21

ARTICLE VIII  CONDITIONS TO CLOSING......................................................21

    8.1       Conditions Precedent to Obligations of Tiger and Buyer.....................21

    8.2       Conditions Precedent to the Obligations of Target..........................22

ARTICLE IX    TERMINATION................................................................23

    9.1       Termination of Agreement...................................................23

    9.2       Effect of Termination......................................................23

ARTICLE X    CERTAIN ADDITIONAL COVENANTS................................................23

   10.1      Costs, Expenses, and Transfer Taxes.........................................23

   10.2      ComROAD Products............................................................23

   10.3      Navtech Sublicense and Filters..............................................24

   10.4      Employee Matters............................................................24
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   10.5      Conversion of Bridge Loan...................................................24

ARTICLE XI   INDEMNIFICATION.............................................................24

   11.1      Materiality; Survival.......................................................24

   11.2      Indemnification Rights of Tiger and Buyer...................................25

   11.3      Indemnification Rights of Seller and Stockholders...........................26

   11.4      Indemnification Payments and Dispute Resolution.............................27

ARTICLE XII  MISCELLANEOUS...............................................................27

   12.1      Notices.....................................................................27

   12.2      Successors and Assigns......................................................28

   12.3      Construction................................................................28

   12.4      Governing Law...............................................................29
   12.5      Headings....................................................................29

   12.6      Counterparts................................................................29

   12.7      Further Assurances..........................................................29

   12.8      Course of Dealing...........................................................29

   12.9      Severability................................................................29

   12.10     Entire Agreement............................................................29

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                            ASSET PURCHASE AGREEMENT


This ASSET PURCHASE AGREEMENT (the "Agreement"), is made and entered into this 11th day of June, 2002, by and among TIGER TELEMATICS, INC., a Delaware corporation ("Tiger"), TT Acquisition Corp., a Delaware corporation ("Buyer"), Comworxx, Inc. a Florida corporation ("Target"), and those stockholders of Target whose names are set forth on the Schedule of Stockholders hereto (the "Stockholders").

                                   BACKGROUND:
Buyer is the wholly owned subsidiary of Tiger.
Target is engaged in the business of developing, manufacturing and marketing automotive telematics products (the "Business"). Buyer desires to purchase and Target desires to sell, transfer and deliver to Buyer, substantially all of the assets and liabilities of Target in exchange for shares of capital stock of Tiger on the terms and conditions of this Agreement. In addition, ComROAD AG, one of the Stockholders ("ComROAD"), will enter into a Manufacturing License Agreement, a Source Code Escrow Agreement and an Exclusivity Agreement with Target (collectively, the "Related Agreements") immediately prior to the consummation of the transactions contemplated hereby.
All capitalized (and as noted herein, uncapitalized) words or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) not otherwise defined herein have the meanings specified in Exhibit A hereto (such meanings to be equally applicable to both the singular and plural forms of the terms defined). This Agreement and the agreements and instruments to be executed and delivered at Closing are referred to collectively herein as the "Transaction Agreements" and the transactions contemplated by the Transaction Agreements are referred to collectively herein as the "Transactions". For the avoidance of uncertainty, the parties acknowledge and agree that: (i) on or about the date of this Agreement, the entity referred to herein as "Tiger" is changing its name from "Floor Decor, Inc." to "Tiger Telematics, Inc."; (ii) on or about the date of this Agreement, the entity referred to herein as "Buyer" is changing its name from "Tiger Telematics, Inc." to "TT Acquisition Corp."; and (iii) regardless of the actual names of the parties identified as "Tiger" and "Buyer" herein, "Tiger" shall refer to the Delaware corporation the stock of which is quoted on the OTC Bulletin Board and "Buyer" shall refer to the Delaware corporation all of the stockof which is owned by Tiger.
In consideration of the foregoing, the mutual representations, warranties and covenants set forth in this Agreement, and for the good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

     1.1 Sale and Purchase of the Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Target shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept, all


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

of Target's right, title and interest in and to, all of the assets of Target set forth on the balance sheet of Target at the Closing Date (the "Closing Balance Sheet") and any and all contracts (the "Assumed Contracts") to which Target is a party (collectively, the "Acquired Assets"). A true, correct and complete listing of the assets of Target as of the date of this Agreement, that would constitute all of the Acquired Assets if the Closing Date is the same date as the date hereof, is set forth on Schedule 1.1 hereto.

     1.2 Excluded Assets. The Acquired Assets shall exclude only those assets that are not reflected on the Closing Balance Sheet or Schedule 1.1 or that do not consist of Assumed Contracts (collectively, the "Excluded Assets"), a true, correct and complete listing of which as of the date of this Agreement is set forth on Schedule 1.2 hereto.

     1.3 Assumed Liabilities. Buyer shall assume and discharge of all the liabilities of Target set forth on the Closing Balance Sheet, including without limitation, the Employment Expenses (as defined in Section 2.5), obligations under the bridge loans provided or arranged by Tiger for Target, and liabilities arising in respect of the Assumed Contracts (collectively, the "Assumed Liabilities"). For the avoidance of any doubt, the Assumed Liabilities include, without limitation, (i) amounts owed to ComROAD AG for product shipped to Target prior to the date hereof, (ii) the obligation to accept and pay for products ordered by Target from ComROAD prior to the date hereof but not yet shipped to Target, and (iii) a $100,000 payment in respect of the Navtech Sublicense Agreement, and all such liabilities enumerated in clauses (i), (ii) and (iii) shall be payable in accordance with the terms and provisions of Sections 9.2 and
9.3 hereof. A true, correct and complete listing of all liabilities of Target to be assumed by Buyer, that would constitute all of the Assumed Liabilities if the Closing Date is the same date as the date hereof, and their amounts as of the date of this Agreement is set forth on Schedule 1.3 hereto.

     1.4 Retained Liabilities. Except for the Assumed Liabilities, Buyer shall not assume, become liable for or obligated for any of Target's obligations, liabilities or indebtedness whatsoever, whether known or unknown, direct, contingent or otherwise, including any liability or obligation of Target to its Affiliates, employees, customers, creditors or brokers, or to any governmental authority, or in respect of the Excluded Assets (all such liabilities and obligations of Target, other than the Assumed Liabilities, the "Retained Liabilities").

                                   ARTICLE II

                             PURCHASE PRICE; CLOSING

     2.1 Purchase Price. In consideration for the Acquired Assets, Tiger shall issue to Target $4,263,266 worth of newly issued shares of Tiger's Common Stock, based on assumed purchase price of $1.00 per share; provided, however, that if the price per share of Tiger Common Stock sold in the next equity financing in which Tiger raises gross proceeds of at least $3,000,000 (the "Next Equity Financing") is less than


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

$1.00 per share, then the assumed purchase price shall be reduced to the price per share in the Next Equity Financing, and provided further, however, that if the Next Equity Financing is not consummated by September 1, 2002 the assumed purchase price shall be reduced to $0.35. If the assumed purchase price is reduced to less than $1.00 per share of Tiger Common Stock, Tiger shall issue such additional shares of Tiger Common Stock to Target (or if Target has been dissolved, to Target's former shareholders pro rata based upon their percentage ownership immediately prior to the Closing) as necessary so that the total number of shares of Tiger Common Stock issued pursuant to this Section 2.1 is equal to the quotient, rounded to the nearest whole number, of $4,263,266, divided by the final assumed purchase price.

     2.2 Tax-Free Reorganization. The parties intend that the transactions contemplated hereby shall constitute a tax-free reorganization under Section 368(a)(2)(C) of the Code.

     2.3 Closing Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of [name and address of the firm], as soon as practicable following the date hereof on such date as Target and Buyer shall agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     2.4 Transfer of Title to Acquired Assets; Assumption of Liabilities. The sale, assignment, conveyance, transfer, and delivery by Target of the Acquired Assets shall be made at the Closing by appropriate bills of sale, assignments, endorsements, and such other appropriate instruments of transfer sufficient to vest in Buyer as of the Closing Date title to the Acquired Assets that are owned, and a valid and assignable leasehold interest in the Acquired Assets that are leased by Target. Such instruments of assignment, conveyance, and transfer shall include without limitation a bill of sale transferring title to tangible assets and an assignment transferring title to intangible assets. Risk of loss of the Acquired Assets shall pass from Target to Buyer at Closing. Buyer will execute and deliver to Target at the Closing an Assumption Agreement with respect to the Assumed Liabilities and an Assignment and Assumption of Lease Agreement with respect to each of the real property leases to be assumed.

     (a) Employees. Attached hereto as Schedule 10.4 is a list of all employees of Target that are expected to be employed by Buyer post-closing (the "Retained Employees"). Schedule 10.4sets forth the amount of all expenses, including without limitation accrued vacation, unpaid expense reimbursement and accrued salary (collectively, the "Employment Expenses") currently owed to the Retained Employees. Target shall update Schedule 10.4 at Closing to provide definitive lists of Retained Employees and Employment Expenses.

     (b) Collection of Assets. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Target hereunder and to endorse with the name of Target any checks received on account of such receivables or other items, and Target agrees that it will promptly transfer or deliver to Buyer from time to time, any cash or other property that

Target may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character included in the Acquired Assets or any other items included in the Acquired Assets.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

Target hereby represents and warrants to Tiger and Buyer, as of the date hereof and as of the Closing Date (except as such representations and warranties may be amended, modified or limited by any of the matters disclosed on any portion of the Disclosure Schedule (whether specifically identified in this Article III or not) attached hereto as Exhibit B hereto (the "Disclosure Schedule"), as follows:
     3.1 Organization. Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Target's Charter, as amended to date, certified by the Secretary of State of the State of Florida and of Target's Bylaws, as amended to date, certified by Target's Secretary, are complete and correct and no amendments thereto have been filed or are pending. Target is and has been at all times in compliance with its Articles and Bylaws. Target is duly qualified or licensed to conduct business as a foreign corporation in and is in good standing in each jurisdiction in which the nature of business as conducted by Target or the character and nature of any of the Acquired Assets make such qualification necessary, all of which jurisdictions are listed on the Disclosure Schedule.

     3.2 Capitalization and Ownership. The authorized capital stock of Target consists of 50,000,000 shares of common stock, no par value, of which 8,763,266 shares of common stock are issued and outstanding, and 50,000,000 shares of preferred stock, no par value, none of which is outstanding. All of such issued and outstanding shares of capital stock of Target are owned beneficially and of record by the Stockholders, have been duly authorized, validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon Target or any other Person and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations. Except as set forth on the Disclosure Schedule, there are no outstanding securities, options, warrants, rights, agreements, calls, subscription commitments, demands, or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (i) call for the issuance, sale or other disposition of any capital stock of Target and there are no securities convertible into or exchangeable for the stock of Target or (ii) obligate Target to grant, offer or enter into any of the foregoing or (iii) relate to the voting or control of any capital stock of Target. No person has any right to require Target to register any securities of Target under the Securities Act of 1933.

     3.3 Subsidiaries. Target has no interests, direct or indirect, in any other Person.


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     3.4 Authorization and Enforceability. Target has all requisite corporate power and authority to execute and deliver the Transaction Agreements and to perform its obligations thereunder. Target's execution and delivery of, and the performance of its obligations under, the Transaction Agreements have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution and delivery by Target, the other Transaction Agreements will be, duly executed and delivered on behalf of Target and constitutes and will constitute the legal, valid, and binding obligations of Target, enforceable against Target in accordance with their respective terms subject to general equitable principles and except as the enforceability of the Transaction Agreements may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

     3.5 No Conflict; No Violation of Laws or Agreements. The execution and delivery of this Agreement do not, the execution and delivery of the other Transaction Agreements will not, and the consummation of the Transactions and the compliance with the terms, conditions, and provisions of the Transaction Agreements by Target will not:

     (a) contravene any provision of Target's Charter or Bylaws;

     (b) conflict with, constitute or result in any breach, default or violation of (or an event which might, with or without the passage of time or the giving of notice or both, constitute or result in a breach, default or violation of)
(i) any of the terms, conditions, or provisions of any indenture, mortgage, loan, credit agreement, or any other instrument, contract, agreement or commitment to which Target is a party, or by which any Target, any of Acquired Assets may be bound or affected, (ii) any judgment or order of any Governmental Authority, or (iii) any law, rule or regulation;

     (c) result in the creation or imposition of any Lien upon any Acquired Assets or give to others any interests or rights therein;

     (d) result in the acceleration of any liability or obligation of Target (or give others the right to cause such acceleration); or

     (e) result in the reduction of, termination of or loss of any right (or give others the right to cause such a reduction, termination or loss) under any Assumed Contract, except for such Assumed Contracts with respect to which consent is required to assign such Assumed Contracts to Buyer as set forth on the Disclosure Schedule.

Other than the consents required to assign the Assumed Contracts as set forth on the Disclosure Schedule, no consent or waiver by, approval of, or designation, declaration or filing with, any Person, governmental authority or entity (or any department, agency, or political subdivision thereof) is required in connection with the execution, delivery and performance by Target of the Transaction Agreements.


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     3.6 Financial Statements.

     (a) Set forth on the Disclosure Schedule is (i) a true and correct copy of the unaudited consolidated balance sheet of Target as of December 31, 2001 (the "Target Financial Statement Date") and the related consolidated statements of income and cash flows for the fiscal year then ended (collectively, the "Target Year-End Financial Statements"), and (ii) the unaudited consolidated balance sheet of Target and related statement of income and cash flows as of, and for the five month period ended May 31, 2002 (the "Target Interim Statements" and, together with the Target Year-End Financial Statements, the "Target Financial Statements").

     (b) The Target Financial Statements: (i) were prepared from and are consistent with the Books and Records of Target, which Books and Records have been maintained in accordance with all legal and accounting requirements and completely and accurately reflect all financial transactions of Target, (ii) were prepared in accordance with GAAP consistently applied (except that notes to the financial statements are not included and no year-end adjustments were made with respect to the Target Interim Statements; and (iii) are correct and complete and present fairly the financial condition of Target and the results of its operations for the periods covered by, and as at the dates of, each of the Target Financial Statements except that the Target Interim Statements omit footnote disclosures and do not reflect year end adjustments which will not, in the aggregate, be material. The income statements included in the Target Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

     3.7 No Undisclosed Liabilities. Except as set forth on the Disclosure Schedule, Target does not have any material liability or obligation of any nature, whether due or to become due, absolute, contingent, or otherwise, whether direct or indirect, except (a) to the extent reflected as a liability on the Target Financial Statements, or (b) material liabilities incurred in the ordinary course of business (and not in violation of this Agreement) since the Target Financial Statement Date and fully reflected as liabilities on the appropriate books of account (and which will be fully reflected as liabilities on the Closing Balance Sheet). 3.8 Brokerage. Except as set forth on the Disclosure Schedule, neither Target nor anyone acting on behalf of Target has engaged, retained or incurred any liability to any broker, investment banker, finder or agent, made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission or agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to or as a result of the Transactions.

     3.9 Title to Assets; Liens.

Target has good and marketable title to the Acquired Assets that are owned and a valid and assignable (unless otherwise disclosed on the Disclosure Schedule) leasehold interest in the Acquired Assets that are leased. The Acquired Assets are free and clear


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

of all mortgages, liens, security interests, pledges, charges and other encumbrances, except for liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, and such imperfections of title, easements and encumbrances as do not materially detract from the value of the properties subject thereto or affected thereby or otherwise do not materially interfere with their present or future use in a manner consistent with present practices or materially impair the operation of the Business. The Acquired Assets constitute all of the material assets used to conduct the Business.
     3.10 Trade Payables. All of the trade payables have been incurred in the ordinary course of the Business and are set forth on the Disclosure Schedule, which also includes a complete and accurate trade payable aging report.

     3.11 Accounts Receivable. A complete and accurate listing of all accounts receivable of Target included in the Acquired Assets as of the date hereof accurately reflecting the aging thereof is set forth on the Disclosure Schedule. All such accounts receivable are valid and enforceable claims, are subject to no set off or counterclaim and are fully collectible in the ordinary course of business, unless otherwise noted on the Disclosure Schedule.

     3.12 Contracts. Except for contracts, commitments or agreements that (i) are described in the Disclosure Schedulehereto or (ii) relate exclusively to the Excluded Assets and are not to be assigned to or assumed by Buyer, Target is not a party to or subject to any contract, commitment or agreement that is material to the operation of the Business. Copies of all contracts, commitments, plans, agreements or licenses described in the Disclosure Schedule have been provided to Buyer or its counsel prior to the execution of this Agreement and are true, correct and complete, and have not been subject to any amendment, extension or other modification as of the date hereof. Each contract, commitment, plan agreement and license described in the Disclosure Schedule is binding and enforceable in accordance with its terms and is in full force and effect without any default (other than payment defaults as noted in the Disclosure Schedule) thereunder by Target or, to the knowledge of Target, by any other party thereto (a "default" being defined for purposes hereof as an actual default or any set of facts that would, upon receipt of notice or passage of time, constitute a default), and except as otherwise set forth in the Disclosure Schedule such contracts, commitments and agreements are assignable by Target.

     3.13 Employee Benefit Plans. All employee benefit plans, as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), currently maintained by Target or to which Target has an obligation to contribute (the "Employee Benefit Plans") are described in the Disclosure Schedule. No event has occurred nor has there been any omission which would result in violation of any laws, rulings or regulations applicable to any Employee Benefit Plan. There are no claims pending or, to the knowledge of Target, threatened with respect to any Employee Benefit Plan, other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of any such plan. All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan.

All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

3.14 Labor Relations; Employees. Prior to April 30, 2002, Target employed approximately 18 employees and generally enjoyed a good employer-employee relationship with such employees, many of whom were since laid-off by Target due to Target's severe cash restraints and Target has no liability to any employee whose employment was terminated since April 30, 2002, except as set forth on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, Target is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of Target's employees, neither Target nor Buyer will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments. Target has not implemented any written or oral policy that would contravene or contradict the "employment at will" policy. Target is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

     3.15 Regulatory Actions or Investigations. Target is not now a party to, and has not been apprised or notified of, any regulatory investigation or proceeding contemplated, pending or initiated by any federal or state agency or governmental unit.

3.16 Copies of Documents. Target has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in Disclosure Schedule.

     3.17 Taxes.

     (a) Definitions. As used herein, "IRC" means the Internal Revenue Code of 1986, as amended and interpreted by treasury regulations; "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     (b) Returns and Payments. Target has filed all Tax Returns that it was required to file. All such Tax Returns are correct and complete in all respects. All Taxes owed by Target (whether or not shown on any Tax Return) have been paid. Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

There are no liens, encumbrances, or charges against any of the assets of Target that arose in connection with any failure (or alleged failure) to pay any Tax.

     (c) Withholding Taxes. Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

     (d) Tax Liabilities. Neither Target, nor any of Target's officers, directors, or employees responsible for Tax matters has knowledge of any facts that would lead them to expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Target either claimed or raised by any authority in writing or as to which any of target, Stockholder or any of Target's, officers, directors, or employees responsible for Tax matters has knowledge based upon personal contact with any agent of such authority. The Disclosure Schedule lists all Tax Returns filed for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of an audit. Target has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports, closing agreements and statements of deficiencies assessed against or agreed to by Target since December 31, 2000. Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of IRC
Section 6662.

     (e) Statute of Limitations. Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) Affiliated Group. Except as set forth on the Disclosure Schedule, Target has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target) and has not incurred any liability for the Taxes of any other person or entity (other than Target) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Target is not a party to any Tax allocation or sharing agreement.

     3.18 Inventory. A complete and accurate listing of the Inventory and the pricing thereof is set forth in the Disclosure Schedule

     3.19 Absence of Certain Changes. Since the Target Financial Statement Date and except as set forth on the Disclosure Schedule there has not been:

     (a) any operation of the Business out of the ordinary course of business or any change in the financial condition, properties, assets, liabilities, business, prospects or operations of the Business that changes, by itself or in conjunction with all other such changes, or has been or is likely to materially adversely affect, the Business;

     (b) any purchase, sale, license or other disposition, or any agreement or other arrangement for the purchase, sale, license or other disposition, of any part of the Target's properties or assets (including any patents, trademarks and copyrights) included in the Acquired Assets, other than purchases for and sales from inventory in the ordinary course of business;

     (c) any payment or discharge of a lien or liability of Target that is not shown on the Target Financial Statements or incurred in the ordinary course of business thereafter;

     (d) any obligation or liability incurred by Target to any bank, to any officer, director, employee or stockholder of Target, or, other than in the ordinary course of business, to any other individual; or any loans or advances made by Target to any officer, director, employee or stockholder of Target, except for normal compensation and expense allowances payable to officers or employees;

     (e) any capital expenditure by Target in excess of $10,000 for any one item included in the Assets;

     (f) any contracts relating to the Business, other than in the ordinary course of business of the Business, entered into by Target that obligate Target for more than $10,000 with respect to any one contract or more than $25,000 with respect to the aggregate of all such contracts;

     (g) any change in the accounting methods or practices followed by Target or any change in depreciation or amortization policies or rates theretofore adopted;

     (h) any change in the manner in which inventory of Target used in the Business is marketed or any increase in inventory levels in excess of historical levels for comparable periods;

     (i) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license relating to the Business (or series of related agreements, contracts, leases or licenses) involving more than $10,000 to which Target is a party or by which it is bound;

     (j) any issuance of any evidence of indebtedness or creation, incurrance, assumption or guaranty of any indebtedness for borrowed money or capital lease obligations involving in excess of $10,000 singly or $25,000 in the aggregate;

     (k) any delay or postponement of payment of any accounts payable or other liabilities relating to the Business outside the ordinary course of business;

     (l) any change in the employment terms or employment-related benefits for any independent sales representative or employee employed in the Business outside the ordinary course of business; or

     (m) any agreement or understanding, whether in writing or otherwise, for Target to take any of the actions specified in paragraphs (a) through (l) above.

     3.20 Intellectual Property.

     (a) All domestic and foreign patents, patent applications, copyrighted works, copyright applications and registrations, trade secrets, inventions, developments, customer lists, manufacturing and secret processes, hardware designs, programming processes, software and other information, know-how, trade names, trademarks and service marks, registered trademarks and trademark applications, and registered service marks and service mark applications (if any) that are used by, owned by or licensed to Target and that relate to the Business (collectively, the "Intellectual Property") are listed on the Disclosure Schedule, which indicates, with respect to each, the nature of Target's interest therein and the expiration date thereof or the date on which the Target's interest therein terminates. Registered copyrights, patents, trademarks and service marks that are owned by or licensed to Target and that relate to the Business have been duly registered in, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries identified on the Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country. The Intellectual Property is the only intellectual property used in or otherwise necessary to operate the Business as currently conducted or proposed to be conducted.

     (b) Except as set forth on the Disclosure Schedule, use of the Intellectual Property and any other intellectual property used by Target in the Business does not require the consent of any other person and the same are freely transferable (except as otherwise provided by law) and are owned exclusively by Target, free and clear of any attachments, liens, encumbrances or adverse claims, and neither its present or contemplated activities or products infringe, misappropriate, dilute, impair or constitute unfair competition with respect to any patent, tradename, trademark, copyright or other proprietary rights of others.

     (c) No other person has an interest in or right or license to use, or the right to license others under, the Intellectual Property, other than the rights of licensors and their licensees in the licensed intellectual property identified on the Disclosure Schedule. There are no claims or demands of any other person pertaining thereto and no proceedings have been instituted, are pending or threatened that challenge the rights of Target in respect thereof and Target does not know of any fact that could be the basis of any such claim. There is no infringement of any of the Intellectual Property by others nor is any of the Intellectual Property subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment. No claim or demand has been made and no proceeding has been filed or is threatened to be filed charging Target with infringement of any patent, trade name, trademark, service mark or copyright and Target does not know of any facts which could be the basis of any such claims. Except as set forth on the Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by Target to any person with respect to any of the Intellectual Property.

     3.21 Trade Secrets and Customer Lists. Except as set forth on the Disclosure Schedule, Target owns or has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, developments, customer lists, manufacturing and secret processes, hardware designs, programming processes, software and other information, and know-how (if any) required for or used in the manufacture or marketing of all products formerly or presently sold, manufactured, licensed, under development or produced by Target in the Business, including products licensed from others. There are no payments that are required to be made by Target for the use of such trade secrets, inventions, developments, customer lists, copyrighted materials, manufacturing and secret processes and know-how. Target is not using or in any way making any unlawful or wrongful use of any confidential information, copyrighted materials, know-how or trade secrets of any third party, including without limitation any former employer of any present or past employee of Target or of any of Target's predecessors. Target is not a party to any non-competition or confidentiality agreement related to the Business with any party other than Buyer.

     3.22 Litigation. Except as set forth on the Disclosure Schedule, there are no suits, actions or administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Target, threatened against or relating to Target, the Acquired Assets or the Business. Target is not otherwise engaged as a party in any suit, action or administrative, arbitration or other proceeding. Target has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by Target. Target has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased or used by Target or any facilities or operations thereon. Target has not been named by the U.S. Environmental Protection Agency or a state environmental agency as a potentially responsible party (or similar designation under applicable state law) in connection with any site at which hazardous substances, hazardous materials, toxic substances, oil, or petroleum products have been released or are threatened to be released. There are no existing or, to the knowledge of Target, threatened product liability, warranty or other similar claims, or any facts upon which a claim of such nature could be based, against Target for services or products that are defective or fail to meet any service or product warranties. Target is not aware of any facts providing a basis for any matter addressed in this Section 3.22 or has any reason to believe that any such matters will be forthcoming.

     3.23 Compliance with Laws. Target is not in violation of any laws, rules or regulations that apply to the conduct of the Business or any facilities or property owned, leased, operated or used by Target. There has never been any citation, fine or penalty imposed, asserted or to the knowledge of Target, threatened against Target under any foreign, federal, state, local or other law or regulation relating to employment, immigration, occupational safety, zoning or environmental matters and Target is not aware of any circumstances, occurrences, or conditions likely to result in the imposition or assertion of such a citation, fine or penalty, nor has Target received any notice to the effect that it is in violation of any such laws or regulations.

     3.24 Product Warranty. Each product manufactured, sold, leased, or delivered by Target has conformed with all applicable contractual commitments and all express and implied warranties. Target has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which may give rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Target Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target. No product manufactured, sold, leased, or delivered by Target is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease, all of which have been provided to Buyer by Target.

     3.25 Product Liability. Target has no liability (and to the knowledge of Target there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Target ("Product Liability").

     3.26 Powers of Attorney. Target has not entered into any outstanding power of attorney.

     3.27 Authorizations. Target has obtained and is in compliance with all Authorizations and no proceeding is pending or, to the knowledge of Target, threatened in which any Person or governmental authority is seeking to revoke or deny the renewal of any Authorization. All Authorizations relating to the Business are listed on the Disclosure Schedule. Each Authorization is in full force and effect without any default thereunder by Target (a "default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default), and can be assigned by Target to Buyer hereunder such that it will remain in full force and effect after giving effect to the Transactions. Target has not received any notice of any claim or charge that Target has breached any Authorization.

     3.28 Transactions with Interested Persons. Except as set forth on the Disclosure Schedule, neither any Stockholder nor any officer, supervisory employee or director of Target nor any of their respective spouses or children, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director or in another similar capacity of, any customer, competitor or supplier of Target, or any organization that has a material contract or arrangement with Target, other than (i) ComROAD AG with respect to the Related Agreements and the Distributor and Sales Agreement and
(ii) Intelliworx, Inc., the former parent company of Target, with respect to certain amounts owed by it to Target and such other items as described on the Disclosure Schedule.

     3.29 Hazardous Materials; Environmental Compliance; Disclosure of Environmental Information.

     (a) Target has never generated, used, stored or handled any Hazardous Materials (as hereinafter defined) nor has it treated, stored, disposed of, spilled or released any Hazardous Materials at any site presently or formerly owned, leased, operated or used by target or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facilities. To the knowledge of Target, no other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site presently or formerly owned, leased, operated or used by Target, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site. Target does not presently own or lease, nor has it previously owned or leased, any site on which underground storage tanks are or were located. No lien has been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased or used by Target in connection with the presence of any Hazardous Materials. For purposes of this Section 3.29, "Hazardous Materials" shall mean and include ethylene oxide, any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance or pollutant as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Hazardous Materials Transportation Act or any other foreign, federal, state or local law, regulation, ordinance, rule or by-law, whether existing as of the date hereof, previously enforced or subsequently enacted pertaining to environmental or health and safety matters.

     (b) To the knowledge of Target, Target has no liability under nor has it ever violated any Environmental Law (as hereinafter defined) with respect to any property owned, operated, leased, or used by Target and any facilities and operations thereon. In addition, Target, any property owned, operated, leased, or used by Target, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws. Target has not entered into or been subject to any consent decree, compliance order or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or any enforcement of any Environmental Law; and Target has no reason to believe that any of the above will be forthcoming. For purposes of this Section 3.29, "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, foreign, state, or local level.

     (c) Target has provided to the Buyer copies of all documents, records, and information available to Target concerning any environmental or health and safety matter relevant to Target, whether generated by Target or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials (as defined above), spill control plans, and reports, correspondence, permits, licenses, approvals, consents, or other authorizations issued by any environmental agency.

     3.30 Backlog. As of the date hereof, Target has a backlog of firm orders for the sale of products or services of the Business, for which revenues have not been recognized by Target, as set forth on the Disclosure Schedule.

     3.31 Customers, Distributors and Independent Sales Representatives. The Disclosure Schedule sets forth the names and addresses of all customers to which, and independent sales representatives and distributors through which, Target has sold or distributed in excess of $25,000 of its products or services in the Business during any of the last two fiscal years of Target. The Disclosure Schedule also indicates all customers, distributors and independent sales representatives with which Target has entered into a contract or agreement. During such period and through the date hereof, no such customer, distributor or independent sales representative has canceled or otherwise terminated its relationship with Target or decreased materially its usage or purchase of the products or services of Target, except for changes in customer relationships that have occurred in the ordinary course of business the aggregate value of which has not exceeded $10,000. To the knowledge of Target, no such customer, independent sales representative or distributor has any plan or intention to terminate, cancel or otherwise modify its relationship with Target in a manner that would be adverse to Target.

     3.32 Disclosure of Material Information and Potentially Adverse Developments. No disclosure made to Tiger or the Stockholders contained herein, including the Disclosure Schedule, about Target's business, operations, financial condition, results of operations or prospects (other than any statements relating solely to the business, operations, financial condition, results of operations or prospects of Tiger) contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading or necessary to provide Tiger and the Stockholders with adequate and complete information as to Target's business, operations, financial condition, results of operations or prospects.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each Stockholder, severally and not jointly, hereby represents and warrants as to itself to Buyer, as of the date hereof and as of the Closing Date, as follows:
     4.1 Organization. Such Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     4.2 Authorization and Enforceability. Such Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such Stockholder's execution and delivery of, and the performance of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of such Stockholder and constitutes the legal, valid, and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to general equitable principles and except as the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights. Solely with respect to ComROAD, all references in this Section 4.2 to "this Agreement" shall be deemed to include the Related Agreements.

     4.3 No Conflict; No Violation of Laws or Agreements. The execution and delivery of this Agreement does not, and the consummation of the Transactions and the compliance with the terms, conditions and provisions of this Agreement by Stockholder will not: (a) contravene any provision of Stockholder's Charter or Bylaws, or (b) conflict with, or constitute, or result in any breach, default, violation of (or an event which might, with or without the passage of time or the giving of notice or both constitute or result in a breach, default or violation of) (i) any of the terms, conditions, or provisions of any indenture, mortgage, loan, credit agreement, or any other instrument, contract, agreement or commitment to which it is a party, or by which any of its assets may be bound or affected or (ii) any judgment or order of any Governmental Authority, or (iii) any law, rule, or regulation. Solely with respect to ComROAD, all references in this Section 4.2 to "this Agreement" shall be deemed to include the Related Agreements.

     4.4 Consents. No consent, approval, or authorization of, or registration or filing with, any Person, including any Governmental Authority, is required in connection with Stockholder's execution and delivery of this Agreement or the consummation of the Transactions by Stockholder.

     4.5 Brokerage. Neither Stockholder nor anyone acting on Stockholder's behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent, made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission or agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to or as a result of the Transactions.

     4.6 Investment Representations and Warranties.

     (a) The shares of Buyer Common Stock to be received by Stockholder are being acquired for investment for Stockholder's own account and not otherwise as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Stockholder [has no present intention of selling or otherwise distributing the same. The acquisition by Stockholder of the Common Stock will constitute confirmation of the representation by Stockholder that Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such securities.

     (b) Stockholder has received and reviewed this Agreement, including all Schedules, Annexes and Exhibits hereto. Stockholder has reviewed all of Buyer's filings with the Securities and Exchange Commission ("SEC"). Stockholder has had an opportunity to ask questions and receive answers from Buyer regarding Buyer's business and affairs. Stockholder understands that, in reliance on Stockholder, the sophistication and investment experience, the level of disclosure provided by Buyer regarding the Common Stock is less than that which would be provided in a securities offering registered under the Securities Act of 1933, as amended ("1933 Act").

     (c) Stockholder is aware that the shares of Common Stock have not been registered under the 1933 Act, that their offer and sale pursuant to this Agreement are intended to be exempt from registration under the 1933 Act and the rules promulgated thereunder by the SEC, and that the shares of Common Stock cannot be sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Stockholder is also aware that the shares of Common Stock have not been registered or qualified in any state, that sales or transfers of the shares of Common Stock may be further restricted by state securities laws, and that the shares of Common Stock will contain additional restrictions on their transfer. Stockholder has no immediate need for liquidity in connection with this investment, and does not anticipate that, if permitted, it will be required to sell its shares of Common Stock in the foreseeable future.

     (d) Stockholder understands that an investment in the Common Stock involves a high degree or risk.

     (e) Stockholder has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Common Stock, except in accordance with applicable federal and state securities laws, as well as the terms of such Common Stock. Neither Stockholder nor any of its affiliates has engaged in any activity relating to the Common Stock that would be deemed a "general solicitation" under the provisions of Regulation D under the 1933 Act.

     (f) Stockholder has such knowledge and experience in financial or business matters that it can fend for itself, evaluate the merits and risks of an investment in the Common Stock, and that it has, adequately analyzed the risks of an investment in the Common Stock and it has determined that the Common Stock is a suitable investment for Stockholder and that Stockholder is able at this time, and in the foreseeable future, to hold the Common Stock for an indefinite period of time and to bear the economic risk of a total loss of its investment in Tiger.

     (g) Stockholder has not been organized for the purpose of acquiring the Common Stock.

     (h) Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act and is purchasing the Common Stock for its own account and not with a view toward distribution. Confirm that Intelliworx can make this rep.]

     (i) Stockholder understands that the representations, warranties, covenants and acknowledgements set forth in this Section constitute a material inducement to Tiger to enter into this Agreement and to issue the Common Stock.

                                    ARTICLE V

                REPRESENTATION AND WARRANTIES OF BUYER AND TIGER

Each of Buyer and Tiger, jointly and severally, represents and warrants to Target and each of the Stockholders, as of the date hereof and as of the Closing Date, as follows:
     5.1 Organization. Each of Buyer and Tiger is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (a) to do business in the jurisdictions wherein the character of the properties owned or leased or the nature of the activities by it make such qualification necessary,
(b) to execute and deliver this Agreement, and (c) to perform its obligations hereunder.

     5.2 Capitalization and Ownership. The authorized capital stock of Tiger consists of 100,000,000 shares of common stock, $0.001 par value per share, of which _______ shares of common stock are issued and outstanding. All of such issued and outstanding shares of capital stock of Tiger have been duly authorized, validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon Tiger or any other Person and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations. Except as set forth in the reports filed by Tiger with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for the periods ended March 31, 2002 and December 31, 2001 (the "Tiger SEC Reports"), there are no outstanding securities, options, warrants, rights, agreements, calls, subscription commitments, demands, or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (i) call for the issuance, sale or other disposition of any capital stock of Tiger or any of its subsidiaries and there are no securities convertible into or exchangeable for the stock of Tiger or (ii) obligate Tiger to grant, offer or enter into any of the foregoing or (iii) relate to the voting or control of any capital stock of Tiger or any of its subsidiaries.

     5.3 Subsidiaries. Tiger directly owns all of the outstanding shares of capital stock of each of Buyer and Tiger Telematics Limited, and, aside from such subsidiaries, Tiger does not have any direct or indirect interest in any other Person except as set forth in the Tiger SEC Reports.

     5.4 Authorization and Enforceability. The execution and delivery of the Transaction Agreements, and the performance of Buyer's and Tiger's obligations thereunder, have been duly authorized by all necessary corporate action on the part of Buyer and Tiger. This Agreement has been, and upon their execution and delivery by Buyer and Target each of the other Transaction Agreement to which Buyer and Target is a party will be, duly executed and delivered by each of Buyer and Tiger and constitutes and will constitute the legal, valid and binding obligation of Buyer and Tiger, as the case may be, enforceable against them in accordance with their respective terms subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

     5.5 No Conflict; No Violation of Laws or Agreements. The execution and delivery of this Agreement do not, the execution and delivery of the other Transaction Agreements will not, and the consummation of the Transactions and the compliance with the terms, conditions and provisions of the Transaction Agreement by each of Buyer and Tiger will not: (a) contravene any provision of Buyer's or Tiger's Charter or Bylaws, or (b) conflict with, or constitute, or result in any breach, default, violation of (or an event which might, with or without the passage of time or the giving of notice or both constitute or result in a breach, default or violation of) (i) any of the terms, conditions, or provisions of any indenture, mortgage, loan, credit agreement, or any other instrument, contract, agreement or commitment to which either of them is a party, or by which any of their assets may be bound or affected or (ii) any judgment or order of any Governmental Authority, or any law, rule, or regulation applicable to Buyer, Tiger or any of its Affiliates.

     5.6 Consents. No consent, approval, or authorization of, or registration or filing with, any Person, including any Governmental Authority, is required in connection with Buyer's or Tiger's execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Buyer or Tiger.

     5.7 Financial Statements.

     (a) (i) A true and correct copy of the audited consolidated balance sheet of Tiger as of December 31, 2001 (the "Tiger Financial Statement Date") and the related consolidated statements of income and cash flows for the fiscal year then ended (collectively, the "Tiger Year-End Financial Statements"), and (ii) the unaudited consolidated balance sheet of Target and related statement of income and cash flows as of, and for the three month period ended March 31, 2002 (the "Tiger Interim Statements" and, together with the Target Year-End Financial Statements, the "Tiger Financial Statements") are set forth in the Tiger SEC Reports.

     (b) The Tiger Financial Statements: (i) were prepared from and are consistent with the Books and Records of Tiger, which Books and Records have been maintained in accordance with all legal and accounting requirements and completely and accurately reflect all financial transactions of Target, (ii) were prepared in accordance with GAAP consistently applied; and (iii) are correct and complete and present fairly the financial condition of Tiger and the results of its operations for the periods covered by, and as at the dates of, each of the Tiger Financial Statements except that the Tiger Interim Statements omit footnote disclosures and do not reflect year end adjustments which will not, in the aggregate, be material. The income statements included in the Tiger Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

     5.8 No Undisclosed Liabilities. Tiger does not have any material liability or obligation of any nature, whether due or to become due, absolute, contingent, or otherwise, whether direct or indirect, except to the extent reflected as a liability on the Tiger Financial Statements, or material liabilities incurred in the ordinary course of business since the Tiger Financial Statement Date and fully reflected as liabilities on the appropriate books of account.

     5.9 Litigation and Claims. There are no Claims pending or, to the knowledge of Buyer and Tiger, threatened which seek to delay or prevent the consummation of the Transactions or which would be reasonably likely to adversely affect or restrict Buyer's or Tiger's ability to perform its obligations under the Transactions

     5.10 Brokers. Neither Buyer nor Tiger nor anyone acting on their behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent, made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission or agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to or as a result of the Transactions.

     5.11 Truth and Accuracy of Disclosures. No disclosure made to Target about Tiger's business, operations, financial condition, results of operations or prospects (other than any statements relating solely to the business, operations, financial condition, results of operations or prospects of Target) contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading or necessary to provide Target with adequate and complete information as to Tiger's business, operations, financial condition, results of operations or prospects.

                                   ARTICLE VI

                PRE-CLOSING COVENANTS OF TARGET AND STOCKHOLDERS

     6.1 Conduct of Business. Between the date of this Agreement and the Closing Date, Target will, and each of the Stockholders will cause Target to:

     (a) conduct the Business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

     (b) refrain from (i) making any purchase, sale or disposition of any asset or property included in or to be included in theAcquiring Assets other than in the ordinary course of business, (ii) purchasing any capital asset for use in the Business costing more than $10,000, (iii) mortgaging, pledging, subjecting to a lien or otherwise encumbering any of such assets other than in the ordinary course of business, and (iv) including any liabilities other than in the ordinary course of business consistent with past practices;

     (c) refrain from making any change or incurring any obligation to make a change in its Charter, Bylaws or authorized or issued capital stock;

     (d) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

     (e) refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors;

     (f) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

     (g) use its best efforts to prevent any change with respect to its management and supervisory personnel who are employed in the Business;

     (h) disburse funds advanced to it by or on behalf of Tiger in accordance with the budget for expenditures approved by Tiger;

     (i) use its best efforts to keep available its present officers and employees employed in the Business and to preserve the goodwill of all suppliers, customers, distributors, independent contractors and others having business relations with the Business; and

     (j) furnish Buyer with unaudited monthly balance sheets and statements of income of Target within ten (10) days after each month end for each month ending more than ten (10) days before the Closing, certified by the Chief Financial Officer of Target, which financial statements shall be prepared in accordance with GAAP applied consistently during the periods covered thereby, shall be complete and correct and present fairly the financial condition of Target as of the dates of such statements and the results of its operations for the periods covered thereby.

     6.2 Authorization from Others. Prior to the Closing Date, Target will use commercially reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Target and Stockholder of the Transactions, and shall obtain such authorizations, consent and permits as are set forth on Schedule 6.2 (the "Required Consents")

     6.3 Breach of Representations and Warranties. Neither any Stockholder shall take any action that would result in any of the representations and warranties contained in Articles 3 and 4 hereof being untrue in any material respect. Promptly upon the occurrence of, or promptly upon Target or Stockholder becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Target or Stockholder prior to the date hereof, of any of the representations and warranties of the Target or any Stockholder contained in this Agreement, Target and Stockholder shall give detailed written notice thereof to Buyer and shall use their respective best efforts to prevent or promptly cure the same.

     6.4 Consummation of Agreement. Target and each Stockholder shall use their respective best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement.

     6.5 Confidentiality. Target and each Stockholder agree that (a) Target and Stockholder and their respective officers, directors, agents and representatives will hold in strict confidence, and will not use, any data and information obtained in connection with this transaction or Agreement with respect to the business of Buyer, except for the purpose of Target's and Stockholder's internal evaluation of the Transactions; (b) if such Transactions are not consummated, Target and Stockholder will return to Buyer all copies of such data and information, including but not limited to worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Target and Stockholder in connection with this transaction; and (c) they will treat the existence of this Agreement and the transactions contemplated hereby as strictly confidential and will not disclose them to any Person without the prior written consent of Buyer.

     6.6 No Solicitation of Other Offers. Neither Target, Stockholder, nor any of their respective officers, directors, agents or representatives will, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with, any person, other than Tiger and Buyer, relating to the possible acquisition of Target or any of the Acquired Assets (except in the ordinary course of business of Target); (ii) provide, or cause any other person to provide, any information to any person, other than Tiger and Buyer, relating to the possible acquisition of Target or any of the Acquired Assets (except in the ordinary course of business of Target); or (iii) enter into a transaction with any Person, other than Buyer, concerning the possible acquisition of Target or any of the Acquired Assets (except in the ordinary course of business of Target). Target and Stockholder will notify Tiger and Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     6.7 Access, Information, and Documents. Buyer and Buyer's counsel, accountant, and other representatives will have full access during normal business hours to all of Target's properties, books, tax returns, contracts, commitments, records, officers, personnel, and accountants. Target shall provide Buyer with all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of the Target Companies as Buyer may reasonably request.

     6.8 Consent to Assignment. ComROAD hereby consent to the assignment to Buyer, in connection with the transactions contemplated hereby, of all agreements and contracts between ComROAD and Target.

                                  ARTICLE VII

                    PRE-CLOSING COVENANTS OF TIGER AND BUYER

     7.1 Consummation of Agreement. Tiger and Buyer shall use their respective best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

     7.2 Confidentiality. Tiger and Buyer agree that, unless and until the Closing has been consummated, (a) Tiger and Buyer and their respective officers, directors, agents and representatives will hold in strict confidence, and will not use, any data and information obtained in connection with this transaction or Agreement with respect to the business of Target, except for the purpose of Tiger's and Buyer's internal evaluation of this transaction or the consummation of the Transactions; and (b) if the Transactions are not consummated, Tiger and Buyer will return to Target all copies of such data and information, including but not limited to worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Tiger and Buyer in connection with this transaction.

     7.3 Authorization from Others. Prior to the Closing Date, Tiger and Buyer will obtain all authorizations, consents and permits of other required to permit the consummation by Tiger and Buyer of the Transactions.

     7.4 Breach of Representations and Warranties. Tiger and Buyer shall not take any action that would result in any of the representations and warranties contained in Article 5 hereof being untrue in any material respect. Promptly upon the occurrence of, or promptly upon Tiger and Buyer becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Tiger and Buyer prior to the date hereof, of any of the representations and warranties of Buyer contained in or referred to in this Agreement, Buyer shall give detailed written notice thereof to Target shall use their best efforts to prevent or promptly cure the same.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     8.1 Conditions Precedent to Obligations of Tiger and Buyer. The obligations of Buyer and Tiger to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer in Buyer's sole discretion):

     (a) Representations, Warranties and Covenants. The representations and warranties of Target and each Stockholder set forth in Articles 3 and 4 that are not qualified as to materiality shall be true and correct in all material respects, and such the representations and warranties that are qualified as to materiality shall be true and correct in all respects, at and as of the Closing Date. Target and each Stockholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

     (b) Litigation. No order of any Governmental Authority shall be in effect which restrains or prohibits the Transactions shall not be threatened, nor shall there be pending, any action or proceeding (i) challenging any of the Transactions or seeking monetary relief by reason of the consummation of such transactions, or (ii) which would likely have a Material Adverse Effect.

     (c) Consents. Target shall have procured all of the Required Consents.

     (d) Closing Certificate. Target shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Subsections 7.1(a),
(b) and (c) is satisfied in all respects;

     (e) Satisfactory Instruments. All instruments and documents required of Target to effectuate and consummate the Transactions shall be in form and substance reasonably satisfactory to Buyer and its counsel.

     (f) Related Agreements. ComROAD AG and Target shall have entered into the Related Agreements, which shall be in.substantially the form attached hereto as Exhibit C.

     (g) Target shall have delivered to Buyer updated versions of all Schedules to this Agreement showing changes thereto through the Closing Date all of which changes shall be in compliance with and shall not constitute a breach of the terms and conditions of this Agreement.

     8.2 Conditions Precedent to the Obligations of Target. The obligation of Target and each Stockholder to proceed with the Closing is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Target in its sole discretion):

     (a) Material Adverse Effect. All representations and warranties of Buyer and Tiger contained herein shall be true, accurate, complete and correct in all material respects as of the Closing Date.

     (b) Litigation. No order of any Governmental Authority shall be in effect which restrains or prohibits the Transactions. There shall not be threatened, nor shall there be pending, any action or proceeding (i) challenging any of the Transactions or seeking monetary relief by reason of the consummation of such transactions, or (ii) which would likely have a Material Adverse Effect.

     (c) Satisfactory Instruments. All instruments and documents required of Buyer and Tiger to effectuate and consummate the Transactions contemplated hereby shall be in form and substance reasonably satisfactory to Target and the Stockholders and their counsel.

     (d) Additional Financing. Tiger shall have provided Buyer with capital at least equal to $500,000 which shall include any amounts advanced to Target pursuant to bridge loans from, or arranged by Tiger, prior to the Closing Date, which bridge loans and other indebtedness are to be assumed by, and become the obligations of, Buyer pursuant to this Agreement.

                                   ARTICLE IX

                                   TERMINATION

     9.1 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Closing
Date:

     (a) Mutual Consent. By mutual written consent of Buyer and Target and the Stockholders;

     (b) Termination by Buyer. By Buyer upon notice to Target if there has been a material misrepresentation, inaccuracy or breach by Target or any Stockholder of any of their representations, warranties or covenants, or if any of the conditions specified in Section 8.1 hereof shall not have been substantially fulfilled by the time required and not have been waived by Buyer, or if the Closing shall not have occurred on or before July 31, 2002; or

     (c) Termination by Target. By Target upon notice to Buyer if there has been a material misrepresentation, inaccuracy or breach by Buyer of any of its representations, warranties or covenants, or if any of the conditions specified in Section 8.2 hereof shall not have been substantially fulfilled by the time required and not have been waived by Target, or if the Closing shall not have occurred on or before July 31, 2002.

     9.2 Effect of Termination. In the event of termination of this Agreement by either Target or Buyer, as provided above, this Agreement shall terminate as of the date of the written notice or consent described in Section 7.1 above, and there will be no liability on the part of Target or Buyer or their respective Affiliates, except for liabilities arising from a breach of this Agreement prior to such termination.

                                   ARTICLE X

                          CERTAIN ADDITIONAL COVENANTS

     10.1 Costs, Expenses, and Transfer Taxes. Each party hereto will pay its own costs and expenses, including legal and accounting fees, in connection with the negotiation, execution, performance of and compliance with this Agreement.

     10.2 ComROAD Products.

     (a) Prior to the date hereof, Target purchased and accepted from ComROAD AG certain telematics products, all of which are reflected on the Target Financial Statements. Tiger shall cause Buyer to pay to ComROAD the full amount of such trade payable no later than the next business day following the consummation of the Next Equity Financing. Until such time as such trade payable is paid in full, all payments received by Comworxx and Buyer from customers shall be directed to a lockbox account designated by Comworxx, Buyer and ComROAD AG and funds shall be disbursed from such account in accordance with the Funds Transfer Schedule attached hereto as Schedule 10.2.

     (b) In addition, Tiger shall cause Buyer to accept shipment of and pay for those products produced by ComROAD for Target pursuant to purchase orders that are open as of the date hereof. Payment for such products shall be made within 60 days of receipt of an invoice from ComROAD AG, so long as such products shall have been received and accepted. Until such time as payment is made in full for such products, all payments received by Comworxx and Buyer from customers shall be directed to a lockbox account designated by Comworxx, Buyer and ComROAD AG and funds shall be disbursed from such account in accordance with the Funds Transfer Schedule attached hereto as Schedule 10.2.

     10.3 Navtech Sublicense and Filters. ComROAD AG licenses certain digital map products for Europe, the United States and Canada from Navtech. Tiger shall cause Buyer to sublicense from ComROAD AG the non-exclusive right to use such digital map products for the United States and Canada for the twelve month period commencing June 1, 2002 and ending on May 31, 2003 for a one time sublicense fee of $100,000 (payable upon receipt of consent from the licensor to such sublicense, if required). In addition, Tiger shall cause Buyer to sublicense from ComROAD AG the right to use and all filters necessary for the use of the maps in the digital map products in the United States and Canada at a price equal to ComROAD AG's license fees for such filters (payable upon receipt of consent from the licensor to such sublicense, if required). The sublicense fees shall be paid no later than the earlier of (i) the Next Equity Financing, and (ii) September 1, 2002. ComROAD AG will renew the Navtech license and the license for the filters for the period commencing June 1, 2003 and ending May 31, 2004, ComROAD AG, Buyer and Tiger shall negotiate in good faith a renewal of the sublicense fee. All such sublicense agreements shall be royalty-free, shall have terms and conditions (other than the fees specified herein) that are reasonably acceptable to Tiger.

     10.4 Employee Matters. Immediately prior to the consummation of the transactions contemplated hereby, Target will terminate all of its employees, and Tiger shall cause Buyer to offer employment to all former employees of Target listed on Schedule 10.4 at the same place of employment and on terms no less favorable than the terms of employment that existed at Target. In addition, within 10 days following the Closing Date, Tiger shall cause Buyer to enter into written employment agreements with the former executives of Target on terms to be negotiated in good faith by such executive employees and Buyer.

     10.5 Conversion of Bridge Loan. From the date hereof and until the Transactions are consummated or this Agreement is terminated, Tiger shall forbear from exercising to convert its bridge loan into shares of common stock of Target, so long as there shall be no breach or default by Target or any Stockholder under this Agreement or any agreement entered into among the parties and their respective Affiliates in connection with the bridge loan.

                                   ARTICLE XI

                                 INDEMNIFICATION

     11.1 Materiality; Survival. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party incident to the Transactions are material, shall be deemed to have been relied upon by the parties and shall survive the Closing hereof for a period of two (2) years and shall not merge in the performance of any obligation by any party hereto; provided, however, that all such matters relating to Product Liability, Environmental Laws or Taxes shall survive the Closing for the period of the statute of limitations applicable to such matters.

     11.2 Indemnification Rights of Tiger and Buyer.

     (a) Seller and each Stockholder jointly and severally agrees to defend, indemnify and hold Tiger and Buyer and their respective subsidiaries and affiliates and the persons serving as officers, directors, partners, employees or agents thereof (hereinafter collectively referred to as "Buyer Indemnified Parties" or individually as a "Buyer Indemnified Party") harmless from and against any damages, liabilities, losses, fines, penalties, clean-up costs, study costs and expenses (including, without limitation, reasonable counsel fees and expenses as the same are incurred) (collectively, "Losses") of any kind or nature whatsoever that may be sustained or suffered by any of them arising out of or based upon or in connection with any of the following matters (notwithstanding any investigation by or knowledge of any of the Buyer Indemnified Parties):

     (i) a breach of any representation, warranty, agreement, covenant or obligation made by the Seller or the Stockholder (but not any other Stockholder) in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder or in connection herewith or by reason of any claim, action or proceeding asserted or instituted or growing out of any matter or thing that constitutes or is alleged by a third party to constitute a breach of such representations, warranties or covenants; and

     (ii) any claims of third parties arising out of or relating the Retained Liabilities.

Seller and each Stockholder shall have no obligation to indemnify any Buyer Indemnified Party from and against any Losses as to which a claim for indemnification is not made on or before the second anniversary of the ClosingDate, except with respect to Product Liability, Environmental Laws or Taxes, as to which any Buyer Indemnified Party can make a claim on or before the date on which the statute of limitations period applicable to such matters expires. The indemnification obligations of Seller and each Stockholder shall be satisfied solely through the obligation to return to Tiger shares of Tiger Common Stock in an amount equal to such Losses. Seller and each Stockholder agrees that it will not dispose of any shares of Tiger Common Stock (except for transfers among Stockholders and to entities that are Affiliates of a Stockholder) for a period of one year after the Closing Date. For the purposes of determining the number of shares of Tiger Common Stock to be delivered to Tiger, the value of shares of Tiger Common Stock shall be equal to the average of (i) if actively traded over-the-counter, the average of the closing bid prices over the 30-day period ending three (3) business days prior to the date on which shares are to be delivered to Tiger, or (ii) if quoted on the Nasdaq Stock Market or another securities exchange, the average of the closing prices over the 30-day period ending three (3) business days prior to such date.
No claims for Losses shall be brought hereunder by Buyer and Tiger until the aggregate amount of such claims exceeds $50,000, and, if the aggregate amount of Losses claimed hereunder exceeds $50,000 and Buyer and Tiger are entitled to indemnification pursuant hereto, Buyer and Tiger shall be entitled to collect all Losses from the first dollar.
     (b) The Buyer Indemnified Parties shall give prompt written notice to Target and each Stockholder from which indemnification is sought of any claim, liability or expense to which the indemnification obligations hereunder would apply. Such notice shall state the information then available regarding the amount of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the claim, liability or expense is asserted. The failure to promptly notify the Seller and Stockholder as provided above shall not relieve the Seller and Stockholder of any liability hereunder except to the extent that the rights of the Seller and Stockholder have been materially and adversely prejudiced as a result of the failure to give, or the delay in giving, such notice.

     (c) If such indemnification claim, liability or expense is the subject of litigation, the Seller and the Stockholder shall have the right to participate at their own expense in the defense of any such litigation. The Buyer Indemnified Parties may, in their sole discretion, authorize the Seller and Stockholder, if they so desire, to take over the defense of such litigation so long as such defense is expeditious and is undertaken by counsel acceptable to the Buyer Indemnified Parties; provided, however, that the Seller and Stockholder shall not enter into any settlement that has binding effect on the Buyer without the prior written consent of the Buyer, which consent shall not be unreasonably withheld. In addition, the Buyer Indemnified Party may not enter into any settlement in which an indemnifying party will be liable hereunder without the consent of such indemnifying party.

     11.3 Indemnification Rights of Seller and Stockholders.

     (a) Tiger and Buyer agree to defend, indemnify and hold Seller and each Stockholder and their respective subsidiaries and affiliates and the persons serving as officers, directors, partners, employees or agents thereof (hereinafter collectively referred to as "Seller Indemnified Parties" or individually as a "Seller Indemnified Party") harmless from and against any Losses of any kind or nature whatsoever that may be sustained or suffered by any of them arising out of or based upon or in connection with any of the following matters:

     (i) a breach of any representation, warranty, agreement, covenant or obligation made by Tiger and Buyer in this Agreement or in any exhibit, schedule or certificate delivered hereunder or in connection herewith or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing that constitutes or is alleged by a third party to constitute a breach of such representations, warranties or covenants; and

     (ii) any claims of third parties arising out of or relating to the ownership or operation of the Acquired Assets or the Business by Tiger and Buyer after the Closing Date, whether accrued, absolute, contingent or otherwise, including the Assumed Liabilities, but not including the Retained Liabilities.

Tiger and Buyer shall have no obligation to indemnify any Seller Indemnified Party from and against any Losses as to which a claim for indemnification is not made on or before the second anniversary of the Closing Date. In no event shall the indemnification obligations of the Buyer to all Seller Indemnified parties exceed $2,000,000.
     (b) The Seller Indemnified Parties shall give prompt written notice to Tiger and Buyer of any claim, liability or expense to which the indemnification obligations hereunder would apply. Such notice shall state the information then available regarding the amount of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the claim, liability or expense is asserted. The failure to promptly notify Tiger and Buyer as provided above shall not relieve Tiger and Buyer of any liability hereunder except to the extent that the rights of Tiger and Buyer have been materially and adversely prejudiced as a result of the failure to give, or the delay in giving, such notice.

     (c) If such indemnification claim, liability or expense is the subject of litigation, Tiger and Buyer shall have the right to participate at their own expense in the defense of any such litigation. The Seller Indemnified Parties may, in their sole discretion, authorize Tiger and Buyer if they so desire to take over the defense of such litigation so long as such defense is expeditious and is undertaken by counsel acceptable to the Seller Indemnified Parties; provided, however, that Tiger and Buyer shall not enter into any settlement which has binding effect on Seller or a Stockholder without the prior written consent of Seller and the Stockholder, which shall not be unreasonably withheld. In addition, the Seller Indemnified Party may not enter into any settlement in which an indemnifying party will be liable hereunder without the consent of such indemnifying party.

     11.4 Indemnification Payments and Dispute Resolution. Any indemnification amounts due under Section 11.2 or 11.3 shall be paid within 30 days after notice thereof is given by the party seeking indemnification unless within said 30-day period the party providing indemnification indicates in a writing delivered to the party seeking indemnification that it disputes the nature or amount of the claim for indemnification in which event the dispute, upon the election of any party hereto after said 30-day period, shall be referred to the American Arbitration Association to be settled by arbitration in Sarasota, Florida in accordance with the UNCITRAL rules of commercial arbitration. The fees and expenses of the arbitrator shall be borne by that party (with Seller and Stockholders together and Tiger and Buyer together each being considered one party) whose last offer of settlement differed by a greater amount from the arbitrator's award than did the last offer of settlement of the other party; provided, however, that no offer of settlement shall be disclosed to the arbitrator until after the arbitrator renders an award on the merits. The determination of the arbitrator as to the amount, if any, of the indemnification claim, liability or expense that is properly allowable shall be conclusive and binding upon the parties hereto and payment shall be made as so determined within five business days of the date of such award. The judgment upon the award may be entered in any court having jurisdiction thereof. There shall be added to the amount of any arbitration award interest at the rate of 10% per annum, accrued daily, on the amount required to be paid pursuant to such award. This interest will be computed from the date payment would have been paid if not disputed to the date paid and the arbitrator shall include provisions therefor in any award rendered.

     11.5 Exclusive Remedy. In the absence of fraud, the sole and exclusive remedy of any party for any claims relating to the subject matter of this Agreement shall be the indemnification obligations set forth in this Article 11.

                                  ARTICLE XII

                                  MISCELLANEOUS

     12.1 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses or by telecopy, receipt confirmed (or at such other address as shall be given in writing by any party to the other):

                     If to Tiger or Buyer, to:

                               Tiger Telematics, Inc.
                               6001 Powerline Road
                               Ft. Lauderdale, Florida 33309
                               Attention: President

                     With a copy to:

                               LeClair Ryan, a Professional Corporation
                               707 East Main Street - 11th Floor
                               Richmond, Virginia  23219
                               Fax: ( 804 )  783-7615
                               Attention: J. Benjamin English


                     If to Target, to:

                               Comworxx, Inc.
                               2065 Cantu Court
                               Sarasota, Florida  34232
                               Fax: (914) 379-7690
                               Attention: Michael Jonas

     If to a Stockholder, to the address set forth opposite the name of such Stockholder on the Schedule of Stockholders.

     12.2 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     12.3 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require. All references herein to Articles, Sections (other than Sections of the Code or any other statute) and subsections shall be deemed to be references to Articles, Sections and subsections of this Agreement unless the context shall otherwise require.

     12.4 Governing Law. With respect to corporate governance matters concerning a corporation of any jurisdiction, this Agreement shall be governed by and construed in accordance with the laws of such jurisdiction. With respect to all other matters, this Agreement shall be governed by and construed in accordance with the laws of State of Florida, without regard to the conflicts of law provisions thereof.

     12.5 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

     12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     12.7 Further Assurances. Both before and after Closing hereunder, each party shall cooperate and take such action as may be reasonably requested by another party in order to more fully carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     12.8 Course of Dealing. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of an subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     12.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

     12.10 Entire Agreement. This Agreement and the Schedules, Exhibits and Certificates hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written. This Agreement may not be amended except by an instrument in writing signed by the party sought to be charged with effect of such amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
                                 TIGER TELEMATICS, INC.


                                 By:____________________________________
                                         Name:
                                         Title:


                                 COMWORXX, INC.


                                 By:____________________________________
                                         Name:
                                         Title:


                                 COMROAD AG


                                 By:____________________________________
                                         Name:
                                         Title:


                                 INTELLIWORXX, INC.


                                 By:____________________________________
                                         Name:
                                         Title:


                                 TOWANDA LIMITED PARTNERSHIP, L.P.


                                 By:____________________________________
                                         Name:
                                         Title:

                                  TT ACQUISITION CORP.


                                  By:____________________________________
                                          Name:
                                          Title:

                            SCHEDULE OF STOCKHOLDERS

Name               Address                       Copies of Notices to

ComROAD AG         Edissonstrasse 8             McDermott, Will &Emery
                   D-86716                      50 Rockefeller Plaza
                   Unterschliesheim             New York, New York 10020
                   Germany                      Attention:  Thomas Weinberger
                   Attention: Hartmut Schwamm   Fax: 212-547-5444
                   Fax:  011-49-89-3151-694

Intelliworxx, Inc.
Towanda Limited Partnership

                                    Exhibit A

                                   DEFINITIONS


"Affiliate" means, when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any class of any voting security thereof, (b) if such Person is an LLC, any officer or manager thereof and any Person which is, directly or indirectly, beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any class of any voting interest therein, (c) if such Person is a partnership, any general partner thereof and any Person which is, directly or indirectly, beneficial owner (by itself or as part of any group) of more than fifty percent (50%) of any limited partnership interest thereof, and (d) any other Person which directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person. For purposes of this definition: (i) any "beneficial owner" that is a partnership shall be deemed to include any general or limited partner thereof, any "beneficial owner" that is an LLC shall be deemed to include any Person controlling, controlled by or under common control with such beneficial owner, or any officer, manager or member of such beneficial owner or of any LLC occupying any such control relationship, and any "beneficial owner" that is a corporation shall be deemed to include any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship; and (ii) "control" (including the correlative terms "controlling," "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Books and Records" includes the original and all copies of reports, books, manuals, financial statements, or reports, price books, confirmations, telegrams, receipts, inventory books, contracts, printed matters, computer printouts, teletypes, invoices, transcripts, analyses, Returns, minutes, accounts, estimates, projections, comparisons, press releases, reviews, opinions, studies and investigations, graphic representations of any kind (including photographs, charts, graphs, videotape and motion pictures, electronic and mechanical records, tapes, cassettes, discs, and recordings, whether preserved in writing, phone record, film, tape, videotape, or computer record).

"Authorization" means all federal, foreign, state, provincial, municipal, local or other governmental consents, certifications, licenses, permits, registrations, grants and other authorizations that are necessary to permit Target to conduct the Business as present conducted or proposed to be conducted.

"Bylaws" means the bylaws of any corporation organized under the laws of any State of the United States of America and any equivalent document of any corporation or entity organized under the laws of another jurisdiction, as amended or restated through the date hereof or the Closing Date, as the case may be.

"Charter" means the Certificate of Incorporation or Formation, Articles of Incorporation or Organization or other organizational document of a corporation or an LLC organized under the laws of any State of the United States of America and any equivalent document of a corporation, LLC or other similar entity organized under the laws of another jurisdiction, as amended or restated through the date hereof or the Closing Date, as the case may be.

"Code" means the Internal Revenue Code of 1986 and valid interpretations thereof, as reflected in Treasury regulations, published IRS rulings and court decisions.

"GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Authority" means all agencies, instrumentalities, departments, commissions, courts, tribunals, or boards of any government, whether foreign, federal, state, or local.

"Knowledge" all references to "knowledge" herein shall mean actual knowledge after reasonable investigation. Knowledge of any entity shall be deemed to include the knowledge of its directors and officers.

"Lien" means, with respect to any asset or right, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim or right whatsoever, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing except with respect to securities, restrictions on transferability imposed by federal and state securities laws.

"Material Adverse Effect" means an occurrence or event which has or is reasonably likely to have a material adverse impact or effect on the Business, or the operations, financial conditions or prospects of the applicable companies, taken as a whole.

"Person" means any natural person, corporation, business trust, trust, estate, partnership, limited partnership, LLC, limited liability partnership, association, joint venture, or other entity.

"Taxes" or "Tax" means all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which any Target Company is required to pay, withhold or collect.




(99.1)



                 Tiger Telematics, Inc. acquires Comworxx, Inc.

June 28, 2002 Fort Lauderdale, Florida: Tiger Telematics Inc. (symbol
"TIGR") today announced that it has closed its acquisition effective June 25, 2002 of Comworxx Inc., the US mobile telematics solutions provider, for the issuance of $4.3 million of Tiger Telematics stock and the assumption of certain liabilities.

Comworxx, based in Sarasota FL, is an end-to-end telematics solution provider to the consumer automotive aftermarket. Its Port-IT(TM) product combines global positioning, mobile telecommunications, voice-recognition and web-based information into one integrated system and has attracted preliminary expressions of interest from several major United States retailers.

The product enables mobile users to access information and a wide assortment of essential services, including hands-free wireless telephone; dynamic turn-by-turn navigation, personalized information access, including driving directions, stock quotes and weather information; emergency services and roadside assistance.

AJ Nassar, Chief Executive Officer of Tiger Telematics, Inc., commented: "We are delighted to have closed this acquisition. Comworxx and Tiger Telematics have complementary products that can be leveraged in each company's markets. We also believe we can quickly integrate some of the features of each of the products to enhance the full product range available to our fleet and consumer customers."

Mike Jonas, Chief Executive Officer of Comworxx, commented: "Port-IT(TM) was developed with the US consumer in mind but we have long believed that the product has applications in the Business to Business sector currently supported by QUALCOMM, Incorporated Wireless Business Solutions (: QCOM) and @ROAD(SM) (:
ARDI). The combination of Tiger Telematics abilities in Business to Business allied to our knowledge of the consumer sector is a powerful combination."

About Tiger
Tiger Telematics, Inc., provides telematics products and services in Europe and in North America. Tigers' mission is to bridge the gap that exists between the telecommunications, computing and automotive industries by delivering a comprehensive telematics solution to the consumer, business and fleet markets. Tiger provides mobile telematics services that add value to subscribers by helping them safely connect to the wireless world.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect Tiger Telematics, Inc. and its subsidiary businesses and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are Tiger Telematics, Inc.'s operating history; competition; low barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favourable terms; and those risks discussed in the Company's filings with the SEC.


                                   -- Ends--

For further information contact:

Tiger Telematics, Inc.           A.J. Nassar CEO at 954-351-9833


Tiger Telematics, Ltd.            Oliver Mayes at 011-44-20-786-25326 in London






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